UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2014 (November 17, 2014)

TYCO INTERNATIONAL PLC

(Exact Name of Registrant as Specified in its Charter)

Ireland		98-0390500
(Jurisdiction of incorporation)		(IRS Employer Identification No.)

001-13836
(Commission File Number)

Unit 1202 Building 1000, City Gate

Mahon, Cork, Ireland

(Address of Principal Executive Offices, including Zip Code)

353-21-423-5000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BACKGROUND

On November 17, 2014, Tyco International Ltd., a corporation organized under the laws of Switzerland (“Tyco Switzerland”), completed its change of jurisdiction of incorporation from Switzerland to Ireland by merging (the “Merger”) with and into its subsidiary, Tyco International plc, a public limited company incorporated under the laws of Ireland (“Tyco Ireland”, “we”, “us” or “our”). The change in place of incorporation was effected pursuant to the previously announced Merger Agreement, dated as of May 30, 2014, between Tyco Switzerland and Tyco Ireland (the “Merger Agreement”). At the effective time of the Merger (the “Effective Time”), and pursuant to the Merger Agreement (i) Tyco Switzerland was merged into Tyco Ireland, with Tyco Ireland surviving and Tyco Switzerland being dissolved without liquidation, (ii) all of the assets and liabilities of Tyco Switzerland were transferred to Tyco Ireland and (iii) each common share of Tyco Switzerland was exchanged, as consideration in the Merger, for one ordinary share nominal (i.e. par) value $0.01 per share (the “Ordinary Shares”). The foregoing is only a summary of the Merger Agreement and the Merger and is qualified in its entirety by reference to the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

The issuance of the Ordinary Shares was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-196049), as amended, filed by Tyco Ireland, which was declared effective by the U.S. Securities and Exchange Commission on July 29, 2014.

In connection with the Merger and by operation of Rule 12g-3(a) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Tyco Ireland is the successor issuer to Tyco Switzerland and has succeeded to the attributes of Tyco Switzerland as the registrant. Tyco Ireland Ordinary Shares are deemed to be registered under Section 12(b) of the Exchange Act, and Tyco Ireland is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder. Tyco Ireland hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

Tyco Ireland’s Ordinary Shares are listed on the New York Stock Exchange and trade under the symbol “TYC,” the same symbol under which Tyco Switzerland’s common shares traded prior to the Effective Time.

Item 3.03	Material Modification to Rights of Security Holders.

As a result of the consummation of the Merger, each outstanding Tyco Switzerland common share was converted into the right to receive one newly issued Tyco Ireland Ordinary Share and the rights of the holders of Tyco Switzerland common shares prior to the Merger were modified. The rights of holders of Tyco Ireland Ordinary Shares are governed by Tyco Ireland’s Memorandum and Articles of Association filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein. A description of the Ordinary Shares and the rights of holders of Ordinary Shares is included in Item 8.01 of this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 3.03 is incorporated by reference herein.

Item 8.01	Other Events.

Description of the Ordinary Shares

The following description of Tyco Ireland Ordinary Shares is a summary. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Tyco Ireland Articles, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Capital Structure

Issued Share Capital

As a result of the Merger, Tyco Ireland issued one Ordinary Share in exchange for each common share of Tyco Switzerland to the former shareholders of Tyco Switzerland. All Tyco Ireland Ordinary Shares issued at the Effective Time were issued as fully paid-up and non-assessable.

Authorized Share Capital

The authorized share capital of Tyco Ireland is $11,000,000 and €40,000, divided into 1,000,000,000 ordinary shares with a par value of $0.01 per share, 100,000,000 preferred shares with a par value of $0.01 per share and 40,000 ordinary A shares with a par value of €1.00 per share. The authorized share capital includes 40,000 ordinary A shares with a par value of €1.00 per share in order to satisfy statutory requirements for the incorporation of all Irish public limited companies. Tyco Ireland may issue shares subject to the maximum prescribed by its authorized share capital contained in its memorandum of association. In connection with the Merger, Tyco Ireland assumed Tyco Switzerland’s existing obligations to deliver shares under Tyco Switzerland’s equity incentive plans and other similar employee awards pursuant to the terms thereof.

As a matter of Irish company law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the memorandum and articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires over 50% of the votes of a company’s shareholders cast at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it will lapse unless renewed by the shareholders of the company by an ordinary resolution. Accordingly, the articles of association of Tyco Ireland authorize the board of directors of Tyco Ireland to issue new ordinary or preferred shares without shareholder approval for a period of five years from the date of adoption of Tyco Ireland’s articles of association. The authority to issue preferred shares provides Tyco Ireland with the flexibility to consider and respond to future business needs and opportunities as they arise from time to time, including in connection with capital raising, financing and acquisition transactions or opportunities.

Under Tyco Ireland’s articles of association, the board of directors is authorized to issue the entire authorized preferred share capital of Tyco Ireland (i.e. up to a maximum of up to 100,000,000 preferred shares with a par value of $0.01 per share), including on a non- pre-emptive basis, with discretion as to the terms attaching to the preference shares, including as to voting, dividend and conversion rights and priority relative to other classes of shares with respect to dividends and upon a liquidation. The authority extends until five years from the date of the adoption of Tyco Ireland’s articles of association, at which time it will expire unless renewed by shareholder approval.

Notwithstanding this authority, under the Irish Takeover Rules the board of directors would not be permitted to issue any shares in Tyco Ireland, including the preference shares, during a period when an offer has been made for Tyco Ireland or is believed to be imminent unless the issue is: (i) approved by shareholders at a general meeting; (ii) consented to by the Irish Takeover Panel on the basis it would not constitute action frustrating the offer; (iii) consented to by the Irish Takeover Panel and approved by the holders of more than 50% of the voting rights in Tyco Ireland; (iv) consented to by the Irish Takeover Panel in circumstances where a contract for the issue of the shares had been entered into prior to that period; or (v) consented to by the Irish Takeover Panel in circumstances where the issue of the shares was decided by the directors of Tyco Ireland prior to that period and either action has been taken to implement the issuance (whether in part or in full) prior to such period or the issuance was otherwise in the ordinary course of business.

The authorized but unissued share capital may be increased or reduced by way of an ordinary resolution of Tyco Ireland’s shareholders. The shares comprising the authorized share capital of Tyco Ireland may be divided into shares of such par value as the resolution shall prescribe.

The rights and restrictions to which the Ordinary Shares are subject are prescribed in Tyco Ireland’s Memorandum and Articles of Association. Tyco Ireland’s articles of association entitle the board of directors, without shareholder approval, to determine the terms of the preferred shares issued by Tyco Ireland. Preferred shares may be preferred as to dividends, rights on a winding-up or voting in such manner as the directors of Tyco Ireland may resolve. The preferred shares may also be redeemable at the option of the holder of the preferred shares or at the option of Tyco Ireland, and may be convertible into or exchangeable for shares of any other class or classes of Tyco Ireland, depending on the terms of such preferred shares.

Irish law does not recognize fractional shares held of record; accordingly, Tyco Ireland’s articles of association do not provide for the issuance of fractional shares of Tyco Ireland, and the official Irish register of Tyco Ireland will not reflect any fractional shares.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of Tyco Ireland less accumulated realized losses of Tyco Ireland. In addition, no distribution or dividend may be made unless the net assets of Tyco Ireland are equal to, or in excess of, the aggregate of Tyco Ireland’s called up share capital plus undistributable reserves and the distribution does not reduce Tyco Ireland’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which Tyco Ireland’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Tyco Ireland’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not Tyco Ireland has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of Tyco Ireland. The “relevant accounts” will be either the last set of unconsolidated annual audited financial statements or unaudited financial statements prepared in accordance with the Irish Companies Acts, which give a “true and fair view” of Tyco Ireland’s unconsolidated financial position and accord with accepted accounting practice. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

Although Tyco Ireland does not have any distributable reserves as of immediately following the Effective Time, we are taking steps to create such distributable reserves by applying to the Irish High Court for a capital reduction. The capital reduction is not a prerequisite for Tyco Ireland to be able to satisfy the obligation to pay the installments of the proposed 2014-2015 dividend obligations that remain unpaid at the time of the Merger in respect of Tyco shares issued at the time of the Merger, all such payments being liabilities of Tyco Switzerland.

The mechanism as to who declares a dividend and when a dividend shall become payable is governed by the articles of association of Tyco Ireland. Tyco Ireland’s articles of association authorize the directors to declare such dividends as appear justified from the profits of Tyco Ireland without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Although the shareholders may direct that the payment be made by distribution of assets, shares or cash, no dividend issued may exceed the amount recommended by the directors. The dividends can be declared and paid in the form of cash or non-cash assets.

Preemptive Rights and Advance Subscription Rights

Certain statutory pre-emption rights apply automatically in favor of Tyco Ireland’s shareholders where shares in Tyco Ireland are to be issued for cash. However, Tyco Ireland has opted out of these pre-emption rights in its articles of association as permitted under Irish company law for the maximum five year period. Because Irish law requires that this opt-out will lapse unless renewed every five years by a special resolution of the shareholders, Tyco Ireland’s articles of association provide that this opt-out will lapse at the end of this period. A special resolution requires not less than 75% of the votes of Tyco Ireland’s shareholders cast at a general meeting. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of Tyco Ireland pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration or in respect of certain employee share plans or as bonus shares.

Issuance of Warrants and Options

The articles of association of Tyco Ireland provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which Tyco Ireland is subject, the board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Acts provide that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. The authority conferred can be for a maximum period of five years, at which point it will lapse unless renewed by the shareholders of the company by ordinary resolution. Because of this requirement of Irish law, the articles of association of Tyco Ireland authorize the board of directors to issue warrants or options without shareholder approval for a period of five years from the date of adoption of Tyco Ireland’s articles of association. The board may issue shares upon exercise of warrants or options without shareholder approval or authorization, provided that the original warrants or options were issued when valid authorization was in place.

Share Repurchases and Redemptions

Overview

Article 3 of Tyco Ireland’s articles of association provides that any ordinary share which Tyco Ireland has acquired or agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of Ordinary Shares by Tyco Ireland will technically be effected as a redemption of those shares as described below under “—Share Repurchases and Redemptions—Repurchases and Redemptions by Tyco Ireland.” If the articles of association of Tyco Ireland did not contain Article 3(d), repurchases by Tyco Ireland would be subject to many of the same rules that apply to purchases of Tyco Ireland Ordinary Shares by subsidiaries described below under “—Share Repurchases and Redemptions—Purchases by Subsidiaries of Tyco Ireland,” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Except where otherwise noted, when we refer elsewhere in this Current Report on Form 8-K to repurchasing or buying back Ordinary Shares of Tyco Ireland, we are referring to the redemption of Ordinary Shares by Tyco Ireland pursuant to Article 3(d) of the articles of association or the purchase of Ordinary Shares of Tyco Ireland by a subsidiary of Tyco Ireland, in each case in accordance with the Tyco Ireland Articles and Irish company law as described below.

Repurchases and Redemptions by Tyco Ireland

Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described above under “—Dividends”) or the proceeds of a new issue of shares for that purpose. Although Tyco Ireland will not have any distributable reserves immediately following the effective time, we are taking steps to create such distributable reserves. The issue of redeemable shares may only be made by Tyco Ireland where the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of Tyco Ireland. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Shareholder approval will not be required to redeem Ordinary Shares. The board of directors of Tyco Ireland will also be entitled to issue preferred shares which may be redeemed at the option of either Tyco Ireland or the shareholder, depending on the terms of such preferred shares. See “—Capital Structure—Authorized Share Capital” above for additional information on redeemable shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Tyco Ireland at any time must not exceed 10% of the nominal value of the issued share capital of Tyco Ireland. While Tyco Ireland holds shares as treasury shares, it cannot exercise any voting rights in respect of those shares. Treasury shares may be cancelled by Tyco Ireland or re-issued subject to certain conditions.

Purchases by Subsidiaries of Tyco Ireland

Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase shares of Tyco Ireland either on-market or off-market. A general authority of the shareholders of Tyco Ireland is required to allow a subsidiary of Tyco Ireland to make on-market purchases of Ordinary Shares; however, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of Ordinary Shares is required. Such an authority was adopted by Tyco Ireland’s shareholders (i.e., Tyco Switzerland’s current nominee shareholders) prior to the Merger. We expect that Tyco Ireland will seek such general authority, which must expire no later than 18 months after the date on which it was granted, at the first Annual General Meeting of Tyco Ireland in 2015 and at subsequent annual general meetings. In order for a subsidiary of Tyco Ireland to make an on-market purchase of Tyco Ireland’s shares, such shares must be purchased on a “recognized stock exchange.” The NYSE, on which the shares of Tyco Ireland are listed, is a recognized stock exchange for this purpose by Irish company law. For an off-market purchase by a subsidiary of Tyco Ireland, the proposed purchase contract must be authorized by special resolution of the shareholders of Tyco Ireland before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of Tyco Ireland.

The number of shares held by the subsidiaries of Tyco Ireland at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of Tyco Ireland. While a subsidiary holds shares of Tyco Ireland, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of Tyco Ireland by a subsidiary must be funded out of distributable reserves of the subsidiary.

Bonus Shares

Under Tyco Ireland’s articles of association, the board may resolve to capitalize any amount credited to any reserve or fund available for distribution or the share premium account or other undistributable reserve of Tyco Ireland for issuance and distribution to shareholders as fully paid-up bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Consolidation and Division; Subdivision

Under its articles of association, Tyco Ireland may by ordinary resolution consolidate and divide all or any of its share capital into shares of larger par value than its existing shares or subdivide its shares into smaller amounts than is fixed by its articles of association.

Reduction of Share Capital

Tyco Ireland may, by ordinary resolution, reduce its authorized share capital in any way. Tyco Ireland also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any way.

General Meetings of Shareholders

Tyco Ireland is required to hold an annual general meeting within 18 months of incorporation and at intervals of no more than 15 months thereafter, provided that an annual general meeting is held in each calendar year following the first annual general meeting, no more than nine months after Tyco Ireland’s fiscal year-end. The first annual general meeting of Tyco Ireland may be held outside Ireland. Thereafter, any Annual General Meeting may be held outside Ireland if a resolution so authorizing has been passed at the preceding annual general meeting. Because of the 15-month requirement described in this paragraph, Tyco Ireland’s articles of association include a provision reflecting this requirement of Irish law.

Extraordinary general meetings of Tyco Ireland may be convened by (i) the board of directors, (ii) on requisition of the shareholders holding not less than 10% of the paid-up share capital of Tyco Ireland carrying voting rights or (iii) on requisition of Tyco Ireland’s auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions of Tyco Ireland as may be required from time to time.

Notice of a general meeting must be given to all shareholders of Tyco Ireland and to the auditors of Tyco Ireland. The articles of association of Tyco Ireland provide that the maximum notice period is 60 days. The minimum notice periods are 21 days’ notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting. General meetings may be called by shorter notice, but only with the consent of the auditors of Tyco Ireland and all of the shareholders entitled to attend and vote thereat. Because of the 21-day and 14-day requirements described in this paragraph, Tyco Ireland’s articles of association include provisions reflecting these requirements of Irish law.

In the case of an extraordinary general meeting convened by shareholders of Tyco Ireland, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, the board of directors has 21 days to convene a meeting of Tyco Ireland’s shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office. Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at an annual general meeting and, pursuant to the articles of association, serve for one-year terms. Any nominee for director who does not receive a majority of the votes cast is not elected to the board. However, because Irish law requires a minimum of two directors at all times, in the event that an election results in no directors being elected, each of the two nominees receiving the greatest number of votes in favor of his or her election shall hold office until his or her successor shall be elected. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a one-year term, and the nominee receiving the greatest number of votes in favor of their election shall hold office until his or her successor shall be elected.

If the directors become aware that the net assets of Tyco Ireland are half or less of the amount of Tyco Ireland’s called-up share capital, the directors of Tyco Ireland must convene an extraordinary general meeting of Tyco Ireland’s shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Voting

General

Where a poll is demanded at a general meeting, every shareholder shall have one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights on a poll may be exercised by shareholders registered in Tyco Ireland’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by Tyco Ireland’s articles of association. The articles of association of Tyco Ireland permit the appointment of proxies by the shareholders to be notified to Tyco Ireland electronically, when permitted by the directors.

Tyco Ireland’s articles of association provide that all resolutions shall be decided by a show of hands unless a poll is demanded by the chairman, by at least three shareholders as of the record date for the meeting or by any shareholder or shareholders holding not less than 10% of the total voting rights of Tyco Ireland as of the record date for the meeting. Each Tyco Ireland shareholder of record as of the record date for the meeting has one vote at a general meeting on a show of hands.

In accordance with the articles of association of Tyco Ireland, the directors of Tyco Ireland may from time to time cause Tyco Ireland to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than Ordinary Shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares).

Treasury shares will not be entitled to vote at general meetings of shareholders.

Supermajority Voting

Irish company law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes cast of Tyco Ireland’s shareholders at a general meeting. This may be contrasted with “ordinary resolutions,” which require a simple majority of the votes of Tyco Ireland’s shareholders cast at a general meeting. Examples of matters requiring special resolutions include:

•	amending the objects of Tyco Ireland;

•	amending the Memorandum and Articles of Association of Tyco Ireland;

•	approving the change of name of Tyco Ireland;

•	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	opting out of pre-emption rights on the issuance of new shares;

•	re-registration of Tyco Ireland from a public limited company as a private company;

•	variation of class rights attaching to classes of shares;

•	purchase of own shares off-market;

•	the reduction of share capital;

•	resolving that Tyco Ireland be wound up by the Irish courts;

•	resolving in favor of a shareholders’ voluntary winding-up;

•	re-designation of shares into different share classes; and

•	setting the re-issue price of treasury shares.

A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% of the voting shareholders by value; and (2) 50% in number of the voting shareholders, at a meeting called to approve the scheme.

Variation of Class Rights Attaching to Shares

Variation of all or any special rights attached to any class of shares of Tyco Ireland is addressed in the articles of association of Tyco Ireland as well as the Irish Companies Acts. Any variation of class rights attaching to the issued shares of Tyco Ireland must be approved by a special resolution of the shareholders of the class affected.

Quorum for General Meetings

The presence, in person or by proxy, of the holders of Ordinary Shares outstanding which entitle the holders to a majority of the voting power of Tyco Ireland constitutes a quorum for the conduct of business. No business may take place at a general meeting of Tyco Ireland if a quorum is not present in person or by proxy. The board of directors has no authority to waive quorum requirements stipulated in the articles of association of Tyco Ireland. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (1) receive a copy of the memorandum and Memorandum and Articles of Association of Tyco Ireland and any act of the Irish Government which alters the memorandum of association of Tyco Ireland; (2) inspect and obtain copies of the minutes of general meetings and resolutions of Tyco Ireland; (3) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Tyco Ireland; (4) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (5) receive balance sheets of a subsidiary company of Tyco Ireland which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors of Tyco Ireland will also have the right to inspect all books, records and vouchers of Tyco Ireland. The auditors’ report must be circulated to the shareholders with Tyco Ireland’s audited financial statements 21 days before the annual general meeting and must be read to the shareholders at Tyco Ireland’s annual general meeting.

Acquisitions and Appraisal Rights

An Irish public limited company may be acquired in a number of ways, including:

•	a court-approved scheme of arrangement under the Irish Companies Acts. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% of the voting shareholders by value; and (2) 50% in number of the voting shareholders, at a meeting called to approve the scheme;

•	through a tender offer by a third party for all of the shares of Tyco Ireland. Where the holders of 80% or more of Tyco Ireland’s shares have accepted an offer for their shares in Tyco Ireland, the remaining shareholders may be statutorily required to also transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If shares of Tyco Ireland were listed on the Irish Stock Exchange or another regulated stock exchange in the European Union (“E.U.”), this threshold would be increased to 90%; and

•	it is also possible for us to be acquired by way of a merger with an EEA-incorporated company under the E.U. Cross Border Merger Directive 2005/56. Such a merger must be approved by a special resolution (there is no statutory merger regime pursuant to Irish law for mergers between an Irish company and a company based outside of the European Economic Area, but Irish law nevertheless allows for the transfer of all assets and liabilities in accordance with an agreement such as the merger agreement).

Under Irish law, there is no requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. However, Tyco Ireland’s articles of association provide that the affirmative vote of the holders of a majority of the outstanding voting shares on the relevant record date is required to approve a sale, lease or exchange of all or substantially all of its property or assets.

Disclosure of Interests in Shares

Under the Irish Companies Acts, there is a notification requirement for shareholders who acquire or cease to be interested in 5% of the shares of an Irish public limited company. A shareholder of Tyco Ireland must therefore make such a notification to Tyco Ireland if as a result of a transaction the shareholder will be interested in 5% or more of the shares of Tyco Ireland, or if as a result of a transaction a shareholder who was interested in more than 5% of the shares of Tyco Ireland ceases to be so interested. Where a shareholder is interested in more than 5% of the shares of Tyco Ireland, any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to Tyco Ireland. The relevant percentage figure is calculated by reference to the aggregate par value of the shares in which the shareholder is interested as a proportion of the entire par value of Tyco Ireland’s share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. All such disclosures should be notified to Tyco Ireland within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above no right or interest of any kind whatsoever in respect of any shares in Tyco Ireland concerned, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

In addition to the above disclosure requirement, Tyco Ireland, under the Irish Companies Acts, may by notice in writing require a person whom Tyco Ireland knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in Tyco Ireland’s relevant share capital to: (a) indicate whether or not it is the case and (b) where such person holds, or has during that time held, an interest in the shares of Tyco Ireland to give such further information as may be required by Tyco Ireland, including particulars of such person’s own past or present interests in shares of Tyco Ireland. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by Tyco Ireland on a person who is or was interested in shares of Tyco Ireland and that person fails to give Tyco Ireland any information required within the reasonable time specified, Tyco Ireland may apply to court for an order directing that the affected shares be subject to certain restrictions.

Under the Irish Companies Acts, the restrictions that may be placed on the shares by the court are as follows:

•	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

•	no voting rights shall be exercisable in respect of those shares;

•	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

•	no payment shall be made of any sums due from Tyco Ireland on those shares, whether in respect of capital or otherwise.

Where the shares in Tyco Ireland are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

Anti-Takeover Provisions

Business Combinations with Interested Shareholders

Tyco Ireland’s articles of association include a provision similar to Section 203 of the Delaware General Corporation Law, which generally prohibits Tyco Ireland from engaging in a business combination with an interested shareholder for a period of three years following the date the person became an interested shareholder, unless, in general:

•	Tyco Ireland’s board of directors approved the transaction which resulted in the shareholder becoming an interested shareholder;

•	upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the shareholder owned at least 85% of the voting shares outstanding at the time of commencement of such transaction, excluding for purposes of determining the number of voting shares outstanding (but not the outstanding voting shares owned by the interested shareholder), voting shares owned by persons who are directors and also officers and by certain employee share plans; or

•	the business combination is approved by Tyco Ireland’s board of directors and authorized at an annual or extraordinary general meeting of shareholders by the affirmative vote of the holders of at least 75% of the outstanding voting shares that are not owned by the interested shareholder.

A “business combination” is generally defined as a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An “interested shareholder” is generally defined as a person who, together with affiliates and associates, owns or, within three years prior to the date in question, owned 15% or more of the outstanding voting shares of Tyco Ireland.

Shareholder Rights Plans and Share Issuances

Irish law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law, and shareholder approval may be required under Irish law to implement such a plan. In addition, such a plan would be subject to the Irish Takeover Rules described below.

Subject to the Irish Takeover Rules described below, the board also has power to issue any authorized and unissued shares of Tyco Ireland on such terms and conditions as it may determine (as described above under “—Capital Structure—Authorized Share Capital”) and any such action should be taken in the best interests of Tyco Ireland. It is possible, however, that the terms and conditions of any issue of preferred shares could discourage a takeover or other transaction that holders of some or a majority of the Ordinary Shares believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

Irish Takeover Rules and Substantial Acquisition Rules

A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of Tyco Ireland are governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and are regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

•	in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of securities in the target company must have sufficient time to allow them to make an informed decision regarding the offer;

•	the board of a company must act in the interests of the company as a whole. If the board of the target company advises the holders of securities as regards the offer it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

•	false markets in the securities of the target company or any other company concerned by the offer must not be created;

•	a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered;

•	a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

•	a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties acquire Ordinary Shares within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for Ordinary Shares by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired Ordinary Shares (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total Ordinary Shares or (ii) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per Tyco Ireland ordinary share shall be not less than the highest price paid by the bidder or its concert parties during, in the case of (i), the period of 12 months prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total Ordinary Shares in the 12-month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of Tyco Ireland. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of Tyco Ireland is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of Tyco Ireland and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, the board of directors of Tyco Ireland is not permitted to take any action which might frustrate an offer for the shares of Tyco Ireland once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

•	the action is approved by the offeree at a general meeting; or

•	with the consent of the Irish Takeover Panel where:

•	the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

•	the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

•	in accordance with a contract entered into prior to the announcement of the offer; or

•	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Certain other provisions of Irish law or the Tyco Ireland Articles may be considered to have anti-takeover effects, including those described under the following captions in this Item 8.01: “Capital Structure—Authorized Share Capital,” “Issuance of Warrants and Options,” “Preemptive Rights and Advance Subscription Rights” and “Disclosure of Interests in Shares”.

Corporate Governance

The articles of association of Tyco Ireland delegate the day-to-day management of Tyco Ireland to the board of directors. The board of directors may then delegate management of Tyco Ireland to committees, executives or to a management team, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of Tyco Ireland. Tyco Ireland replicated the existing committees that were in place for Tyco Switzerland prior to the Effective Time, which include a Compensation and Human Resources Committee, a Nominating and Governance Committee and an Audit Committee. Tyco Ireland has also adopted Tyco Switzerland’s current Board Governance Principles.

Tyco Ireland’s corporate governance guidelines and general approach to corporate governance as reflected in Tyco Ireland’s Memorandum and Articles of Association and our internal policies and procedures are guided by U.S. practice and applicable federal securities laws and regulations and NYSE requirements. Although Tyco Ireland is an Irish public limited company, Tyco Ireland is not subject to the listing rules of the Irish Stock Exchange or the listing rules of the U.K. Listing Authority and Tyco Ireland is therefore not subject to, nor will Tyco Ireland adopt, the U.K. Corporate Governance Code or any other non-statutory Irish or U.K. governance standards or guidelines. While there are many similarities and overlaps between the U.S. corporate governance standards applied by us and the U.K. Corporate Governance Code and other Irish/U.K. governance standards or guidelines, there are differences, in particular relating to the extent of the authorization to issue share capital and effect share repurchases that may be granted to the board and the criteria for determining the independence of directors.

Duration; Dissolution; Rights Upon Liquidation

Tyco Ireland’s duration is unlimited. Tyco Ireland may be dissolved at any time by way of either a shareholders’ voluntary winding-up or a creditors’ voluntary winding-up. In the case of a shareholders’ voluntary winding-up, the consent of not less than 75% of the shareholders of Tyco Ireland is required. Tyco Ireland may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where Tyco Ireland has failed to file certain returns.

The rights of the shareholders to a return of Tyco Ireland’s assets on dissolution or winding-up, following the settlement of all claims of creditors, may be prescribed in Tyco Ireland’s Memorandum and Articles of Association or the terms of any preferred shares issued by the directors of Tyco Ireland from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of Tyco Ireland. If the articles of association contain no specific provisions in respect of a dissolution or winding-up then, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid-up par value of the shares held. Tyco Ireland’s articles of association provide that the ordinary shareholders of Tyco Ireland are entitled to participate pro rata in a winding-up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Stock Exchange Listing

The Ordinary Shares are listed on the NYSE under the symbol “TYC,” the same symbol under which the Tyco Switzerland common shares were previously listed. We do not plan to be listed on the Irish Stock Exchange at the present time.

Uncertificated Shares

Holders of Ordinary Shares will not have the right to require Tyco Ireland to issue certificates for their shares. Tyco Ireland will only issue uncertificated Ordinary Shares.

Transfer and Registration of Shares

Tyco Ireland’s share register is maintained by its transfer agent. Registration in this share register is determinative of membership in Tyco Ireland. A shareholder of Tyco Ireland who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co. as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through the same depository or other nominee will not be registered in Tyco Ireland’s official share register, as the depository or other nominee will remain the record holder of such shares.

A written instrument of transfer is required under Irish law in order to register on Tyco Ireland’s official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on Tyco Ireland’s official Irish share register.

We currently intend to pay, or cause one of our affiliates to pay, stamp duty in connection with share transfers made in the ordinary course of trading by a seller who holds shares directly to a buyer who holds the acquired shares beneficially. In other cases Tyco Ireland may, in its absolute discretion, pay or cause one of its affiliates to pay any stamp duty. Tyco Ireland’s articles of association provide that, in the event of any such payment, Tyco Ireland shall be entitled to (i) seek reimbursement from the buyer, (ii) set-off the amount of the stamp duty against future dividends on such shares and (iii) claim a first and permanent lien on the Ordinary Shares acquired by such buyer and any dividends paid on such shares. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in Ordinary Shares has been paid unless one or both of such parties is otherwise notified by Tyco Ireland.

Tyco Ireland’s articles of association delegate to Tyco Ireland’s Secretary (or his or her nominee) the authority to execute an instrument of transfer on behalf of a transferring party. In order to help ensure that the official share register is regularly updated to reflect trading of Ordinary Shares occurring through normal electronic systems, we intend to regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty (subject to the reimbursement and set-off rights described above). In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with such transfer and that we will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Tyco Ireland for this purpose) or request that Tyco Ireland execute an instrument of transfer on behalf of the transferring party in a form determined by Tyco Ireland. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to Tyco Ireland’s transfer agent, the transferee will be registered as the legal owner of the relevant shares on Tyco Ireland’s official Irish share register (subject to the matters described below).

The directors of Tyco Ireland have general discretion to decline to register an instrument of transfer unless the transfer is in respect of one class of share only.

The registration of transfers may be suspended by the directors at such times and for such period, not exceeding in the whole 30 days in each year, as the directors may from time to time determine.

Legal Name; Formation; Fiscal Year; Registered Office

The legal and commercial name of Tyco Ireland is Tyco International public limited company. Tyco Ireland was incorporated in Ireland as a public limited company on May 9, 2014 with company registration number 543654. Tyco Ireland’s fiscal year ends on the last Friday in September and Tyco Ireland’s registered address is Unit 1202 Building 1000, City Gate, Mahon, Cork, Ireland.

No Sinking Fund

The Ordinary Shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

The Ordinary Shares issued in the Merger are duly and validly issued and fully paid.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Merger Agreement, dated May 30, 2014, between Tyco International Ltd. and Tyco International plc (incorporated by reference to Exhibit 2.1 to Tyco International Ltd. current report on Form 8-K field on June 4, 2014).

3.1	Memorandum and Articles of Association of Tyco International plc, adopted September 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL PLC
(Registrant)

	By:	/s/ Andrea Goodrich
Date: November 17, 2014		Andrea Goodrich
Vice-President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Merger Agreement, dated May 30, 2014, between Tyco International Ltd. and Tyco International plc (incorporated by reference to Exhibit 2.1 to Tyco International Ltd. current report on Form 8-K field on June 4, 2014).

3.1	Memorandum and Articles of Association of Tyco International plc, adopted September 8, 2014.